Exhibit 99.1

SEVENTH ADDENDUM TO APPENDIX A OF
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This Seventh Addendum to Appendix A of that certain Fourth Amended and Restated Service Agreement (the "Addendum") is entered into as of this 31st day of January, 2023, by and between Comenity Bank (“Bank”), a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, Delaware 19803 and Comenity Servicing LLC (“Servicer”), a Texas Limited Liability Company with its principal place of business at 3095 Loyalty Circle, Columbus Ohio 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Fourth Amended and Restated Service Agreement as of June 1, 2022 (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.     Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended, added, or deleted as set forth in further detail in Exhibit A hereto.

2.     Effective Date:  The amendments, additions, and deletions to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3.     Miscellaneous.  Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement.  Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Seventh Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By:  /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title: EVP, Chief Credit Risk and Operations Officer

Seventh Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

EXHIBIT A

1.	Amendments and Additions. Set forth below are additional Performance Standards or revisions to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Information Technology Servicing/Outsourcing
Provide Information Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:
• Timely Incident Restoration
• Unix/Linux Server Availability
• Windows Server Availability
• Mainframe Availability
• Data/Voice Connectivity Availability
• Implementation of Critical Security Updates/Patches
• Completion of Critical Batches
• Authorizations
   • Other IT services as needed

	99.9% of Authorization System Responsiveness for Co-Brand and uPLCC in 1 Second	M	Added
	99.9% of Authorization System Responsiveness for PLCC in .5 Second	M	Added
	99.9% of Authorization System Availability for Co-Brand, uPLCC, and PLCC	M	Added
New Account Processing
• Receive and process applications received via all application channels
• Provide Credit scoring and adjudication in accordance with Bank credit criteria
• Refer application exceptions to appropriate Bank representative
• Establish approved accounts on account processing platform
• Send declined accounts adverse action letters
• Maintain application processing system availability
	N/A	N/A	Amended (Service Description)
	Systemically process 97% of approved/declined new account application requests within less than or equal to 15 seconds.	M	Amended
	New Account systemic monthly average response time less than or equal to 1 second.	M	Amended
	Maintain 99.5% availability for New Account systems to process all applications.	M	Added

Seventh Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

2.	Deletions. Set forth below are Performance Standards which shall be deleted from Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Deleted
Application Development
• Management and maintenance of processing applications,
including new feature development, product enhancements and problem resolution
• Provision of development staff with specialized knowledge  of Bank processing applications

	Maintain 99.5% availability of applications system to process all applications	M	Deleted (Service Description and Performance Standard)
Information Technology Servicing/Outsourcing
Provide Information Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:
• Timely Incident Restoration
• Unix/Linux Server Availability
• Windows Server Availability
• Mainframe Availability
• Data/Voice Connectivity Availability
• Implementation of Critical Security Updates/Patches
• Completion of Critical Batches
• Authorizations
   • Other IT services as needed

	Authorizations average response time is less than 3 seconds	M	Deleted
	Authorization services will be available 99.5% of store hours.	M	Deleted

Seventh Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank